EXHIBIT 10.16

Execution Version

NOVATION AND AMENDMENT AGREEMENT

This Novation and Amendment Agreement (this “Agreement”) is made as of January 27, 2020, by and among Infinity Pharmaceuticals, Inc. (the “Company”), BVF Partners L.P. (“BVF”), Royalty Security Holdings, LLC (“Holdco”), and Royalty Security, LLC (“Buyer”).
Each of the Company, BVF, Holdco and Buyer are referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND:

Whereas, the Company, BVF and Buyer entered into that certain Funding Agreement, dated January 8, 2020 (the “Funding Agreement”), pursuant to which Buyer agreed to purchase certain assets of the Company in accordance with the terms therein (the “Transaction”); and

Whereas, Holdco has been formed to facilitate the consummation of the Transaction.

In consideration of the foregoing, and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

Section 1.01. Novation. Effective as of the date hereof, without limiting the Guaranty under Section 1.02, (a) BVF is hereby substituted for, and replaced by Holdco under the Funding Agreement, (b) Holdco hereby assumes all rights and obligations of BVF under, arising out of or in connection with the Funding Agreement and hereby agrees to be bound in all respects in place of BVF under the Funding Agreement, (c) except as set forth herein, BVF’s obligations, burdens and liabilities and any right title and interest to and under the Funding Agreement are hereby terminated, and (d) the Funding Agreement shall hereafter be construed and treated in all respects as if Holdco had originally been named instead of BVF as a party to the Funding Agreement.

Section 1.02. Guaranty. In consideration for the novation provided in Section 1.01 of this Agreement, BVF (acting as the manager of Holdco) hereby absolutely, completely, and irrevocably guarantees the payment and performance by Holdco of its obligations under the Funding Agreement (the “Guaranteed Obligations”) and shall cause Holdco to comply with the provisions of the Funding Agreement in connection with such payment and performance. Any breach by Holdco of any of its obligations under the Funding Agreement shall be deemed a breach by BVF, and the Company may proceed directly against BVF to seek enforcement of such obligations against BVF, or for any other relief against BVF that may be available under the Funding Agreement and applicable law, without any obligation to first proceed against Holdco. The guarantee set forth in this paragraph (the “Guaranty”) shall be subject to the further terms and conditions set forth on Annex A hereto, which is incorporated herein and made a part hereof.

Section 1.03. Amendment. Effective as of the date hereof, the Funding Agreement shall be amended as follows:

EXHIBIT 10.16

(a)Section 4.01(d) shall be deleted in its entirety and the following paragraph shall be inserted as Section 4.01(d):

If and to the extent Warrants are issuable under Section 4.01(a), the Company shall issue and deliver the Warrants to BVF within two business days of receipt of a written notice from BVF requesting such issuance and delivery. At the time the Warrants are delivered, the Company shall provide a summary of the calculations used to determine the number of Warrants being issued and the exercise price of such Warrants.

(b)	the following paragraphs shall be inserted as new Section 4.01(e):

At any meeting of the stockholders of the Company in which the Company seeks Stockholder Approval (a “Stockholder Meeting”), BVF and its affiliates shall (i) appear at such Stockholder Meeting and at every adjournment or postponement thereof or otherwise cause all of its shares of Common Stock to be counted as present for purposes of calculating a quorum, (ii) vote (or cause to be voted), in person or by proxy, all of its Eligible Shares in favor of a proposal for Stockholder Approval and (iii) abstain from voting (or cause to abstain from voting) all of its Ineligible Shares.

For purposes of this Section 4.01(e), (i) the term “Eligible Shares” means all shares of Common Stock then held by BVF or its affiliates on the record date for such Stockholder Meeting, other than shares of Common Stock issued to BVF or any affiliate of BVF by the Company upon exercise of a warrant issued pursuant to the Funding Agreement; (ii) the term “Ineligible Shares” means all shares of Common Stock then held by BVF or its affiliates on the record date for such Stockholder Meeting that were issued to BVF or any affiliate of BVF by the Company upon exercise of a warrant issued pursuant to the Funding Agreement; and (iii) the term “Stockholder Approval” means the approval of the stockholders of the Company of the issuance of shares of Common Stock, in accordance with Nasdaq Marketplace Rule 5635(d), in excess of 11,358,432 shares upon the exercise of any and all warrants issued pursuant to Section 4.01 of the Funding Agreement that have an exercise price of less than $1.076 per share (as adjusted for any stock splits, reverse splits, recapitalization, combinations of shares, reclassification of shares or similar changes in capitalization).

Section 1.04. Form of Warrant. Effective as of the date hereof, Exhibit F (Form of Warrant) of the Funding Agreement shall be amended and restated in its entirety in the form attached hereto as Exhibit F.

Section 1.05. Further Assurances. Each of the Parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

Section 1.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

Section 1.07. Miscellaneous. Except as otherwise modified hereby, the Funding Agreement shall remain in full force and effect.

EXHIBIT 10.16

Section 1.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to the conflicts of law principles thereof.

[Signature Page follows]

IN WITNESS WHEREOF, the Parties have caused this Novation and Amendment Agreement to be duly executed by their respective officers as of the day and year first above written.

Infinity Pharmaceuticals, Inc.
By:	/s/Adelene Perkins
Name: Adelene Perkins Title: CEO

Royalty Security Holdings, LLC
By:	/s/Spike Loy
Name: Spike Loy Title: Chief Executive Officer and President

Royalty Security, LLC
By:	/s/Spike Loy
Name: Spike Loy Title: Chief Executive Officer and President

BVF Partners L.P.
By:	/s/Mark Lampert
Name: Mark Lampert Title: President BVF Inc., General Partner of BVF Partners L.P.

[Signature Page to Novation Agreement]

Annex A

1.To the extent permitted by law, this Guaranty shall not be affected by the validity, regularity or enforceability of the Guaranteed Obligations against Holdco, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of BVF under this Guaranty (other than a defense of payment or performance), and, to the extent permitted by law, BVF hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than a defense of payment or performance).

2.BVF consents and agrees that the other parties to the Funding Agreement may, to the extent permitted by law, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof, amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof. To the extent permitted by law, BVF waives (a) any defense arising by reason of any disability or other defense of Holdco or any other guarantor (other than a defense of payment or performance), or the cessation from any cause whatsoever (excluding payment or performance) of the liability of Holdco; (b) any right to require the Company to pursue any other remedy; and (c) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties (other than a defense of payment or performance). BVF expressly waives, to the fullest extent permitted by law, all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations.

3.The obligations of BVF hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against BVF to enforce this Guaranty whether or not Holdco or any other person or entity is joined as a party.

4.BVF shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid in full.

5.This Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Holdco or BVF is made in respect of the Guaranteed Obligations and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency, or similar laws, all as if such payment had not been made. The obligations of BVF under this paragraph shall survive termination of this Guaranty.

6.BVF hereby subordinates the payment of all obligations and indebtedness of Holdco owing to BVF, whether now existing or hereafter arising, including but not limited to any obligation of the Holdco to BVF as subrogee of the Company or resulting from BVF’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations.

[Annex A to Novation Agreement]

Exhibit F
Form of Warrant
See attached

[Exhibit F to Novation Agreement]

Final Form

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, SUBJECT TO THE TERMS AND CONDITIONS OF THIS WARRANT, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE COMMON STOCK
No. [●]

Company:	INFINITY PHARMACEUTICALS, INC., a Delaware corporation
Number of Shares:	[●][1]
Type/Series of Stock:	Common Stock, par value $0.001 per share.
Warrant Price:	[●][2]
Issue Date:	[●]
Expiration Date:	[●][3]
Funding Agreement:
This Warrant to Purchase Common Stock (“Warrant”) is issued in connection with that certain Funding Agreement, dated January 8, 2020, among the Company, BVF Partners, L.P. and Royalty Security, LLC (as modified, amended and/or restated from time to time, the “Funding Agreement”).

THIS CERTIFIES THAT, for good and valuable consideration, [BVF Partners, L.P.] (“[BVF]” and, together with any successor or permitted assignee or transferee of this Warrant, the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase the number of fully paid and non-assessable shares (the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of Infinity Pharmaceuticals, Inc. (the “Company”) at the above-stated Warrant Price, as such Warrant Price may be adjusted pursuant to Section 2 of this Warrant.

SECTION 1.    EXERCISE.

1.1    Method of Exercise. Holder may at any time exercise this Warrant, in whole or in part, [at any time on or after the date that is six months and one day after the date hereof and]4  on or prior to 5:00 p.m. (New York time) on the Expiration Date by the surrender of the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 at the principal office of the Company (such date, the “Exercise Date”), and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a certified bank check representing same day funds, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1
Pursuant to Section 4.01 of the Funding Agreement, the number of shares shall be equal to 50% of the number of shares sold by the Company in excess of the Warrant Threshold (as defined in the Funding Agreement).

2
Pursuant to Section 4.01 of the Funding Agreement, the warrant price shall be equal to 1.5 times the price per share of the shares issued by the Company in excess of the Warrant Threshold (as defined in the Funding Agreement).

3	5th anniversary of the later of the date of issuance or the date on which the warrant becomes exercisable pursuant to Section 1.1 of the warrant.

4	To be included only to the extent the issuance of the warrant is triggered by an issuance of common stock (or the equivalent) at a discount to the Minimum Price.

1.2    Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non- assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =    the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =	the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =    the Warrant Price.

1.3    Fair Market Value. If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the “Fair Market Value” of a Share shall be the closing price or last sale price of a share of Common Stock reported by the Trading Market for the Business Day immediately before the date on which Holder delivers its Notice of Exercise to the Company in accordance with Section 1.1. If the Common Stock is not traded on a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in good faith.

1.4	Limitation on Number of Shares Issuable.

(a)    Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant (i) for a number of Shares in excess of that number of Shares that when aggregated with all shares of Common Stock beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of Common Stock is aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any other securities issued by the Company to the Holder pursuant the Funding Agreement, including warrants and Common Stock issued thereunder, would result in a “change of control” within the meaning of Rule 5635 of the listing rules of the Nasdaq Stock Market or (ii) if the exercise price is less than $1.076 per share (as adjusted for any stock splits, reverse splits, recapitalization, combinations of shares, reclassification of shares or similar changes in capitalization) (a “Discount Warrant”), to the extent that such exercise, when aggregated with any other shares of Common Stock issued by the Company to Holder or its affiliates upon exercise of any other Discount Warrant issued to Holder or its affiliates pursuant this Agreement, would result in the issuance of shares of Common Stock by the Company to Holder and its affiliates and any other persons whose beneficial ownership of Common Stock is aggregated with Holder’s for purposes of the Exchange Act, exceeds 11,358,432 shares of Common Stock (the “Nasdaq Cap”); provided, however that such limitation shall not be effective if the Company shall have first obtained the requisite approval of the issuance of such shares of Common Stock by its stockholders in accordance with Rule 5635(d) of the listing rules of the Nasdaq Stock Market (“Stockholder Approval”).

(b)    To the extent that Holder seeks to exercise a Discount Warrant more than six months after the initial issuance and the Company is unable to deliver any portion of the underlying shares due to the Nasdaq Cap, then the Company shall pay Holder an amount equal to the number of shares that cannot be delivered (calculated on a cashless exercise basis pursuant to Section 1.2), multiplied by the Fair Market Value at the time of exercise, provided that Holder votes (or causes to be voted), in person or by proxy, all of its shares of Common Stock then held by Holder or its affiliates on the record date for such meeting of the stockholders of the Company in which the Company seeks Stockholder Approval, other than shares of Common Stock issued to Holder or any affiliate of Holder by the Company upon exercise of a warrant issued pursuant to the Funding Agreement in favor of a proposal for Stockholder Approval.

(c)    In addition to the exercise limitations set forth in Section 1.4(a), the number of Shares that may be acquired by the Holder upon any exercise of this Warrant shall be limited to the extent necessary to ensure that, following such exercise, the total number of shares of Common Stock then beneficially owned by the Holder (together with such Holder Affiliates (as defined below), and any other person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, including any “group” of which the Holder is a member) does not exceed [9.99][4.99]% of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise) (the “Beneficial Ownership Limit”). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the Beneficial Ownership Limit applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limit, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.4(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or
(z) any other notice by the Company or transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall, within three Trading Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. This provision shall not restrict the number of shares of Common Stock that a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of an “Acquisition” as contemplated in 1.7 of this Warrant. By written notice to the Company, the Holder may increase or decrease the Beneficial Ownership Limit applicable solely to such Holder to such other percentage limit as may be determined by the Holder, provided that any increase in the Beneficial Ownership Limit shall not be effective until the 61st day after such notice is delivered to the Company.

(d)    For purposes of this Section 1.4, the aggregate number of shares of Common Stock or voting securities beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act shall include the shares of Common Stock issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Holder or any of its affiliates and other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act.

1.5    Delivery of Certificate and New Warrant. Within two days on which the Trading Market is open for trading (“Trading Days”) after Holder exercises this Warrant in the manner set forth in Section 1.1 or
1.2    above, the Company shall deliver (or cause to be delivered) to Holder a certificate representing the Shares issued to Holder upon such exercise; provided, however, if the Company’s common stock is then traded on a Trading Market, the Company may provide electronic evidence from its transfer agent of such issuance in book entry form in lieu of delivery of a certificate representing the Shares. If by the close of the second Trading Day after the Exercise Date, the Company fails to deliver to the Holder a certificate representing the required number of Shares in the manner required pursuant to this Section 1.5 or fails to credit the Holder’s balance account with DTC for such number of Shares to which the Holder is entitled, and if after such second Trading Day and prior to the receipt of such Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within two Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Fair Market Value of a share of Common Stock, calculated as of the Exercise Date (and not as of the prior Trading Day, as set forth in the definition of Fair Market Value).

1.6    Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.7	Treatment of Warrant Upon Acquisition of Company.

(a)Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company stockholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power to a person or entity or to a group of persons or entities acting together.

(b)Treatment of Warrant at Acquisition. Upon the closing of any Acquisition, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant (without regard to any limits on exercise that would otherwise apply under Section 1.4) as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(c)Notice. The Company shall provide Holder with written notice of any pending Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than seven (7) Business Days prior to the closing of the proposed Acquisition.

SECTION 2.    ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1    Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on its outstanding shares of Common Stock payable in common stock or other securities or property, or distributes a right to purchase or acquire capital stock (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities, property and rights which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2    Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of Common Stock are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3    No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4    Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Common Stock and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, the Common Stock and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, the Common Stock and number of Shares in effect upon the date of such adjustment.

SECTION 3.    REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1    Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a) All Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of securities as will be sufficient to permit the exercise in full of this Warrant.

3.2	Notice of Certain Events. If the Company proposes at any time to:

(a)declare any dividend or distribution upon the outstanding shares of the Common Stock or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b)offer for subscription or sale pro rata to the holders of the outstanding shares of the Common Stock any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c)effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Common Stock; or

(d)effect an Acquisition or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall give Holder:
(1)    at least seven (7) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and

(2)    in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Common Stock will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event).

SECTION 4.    REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1    Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, for investment purposes only and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2    Disclosure of Information. Holder is sufficiently aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3    Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4    Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4.5    The Securities Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is familiar with the provisions of Rule 144 promulgated under the Securities Act and is aware that there can be no assurances that the requirements of Rule 144 will be met.

4.6    No Rights as Stockholder. Holder, as a Holder of this Warrant, will not have any voting rights, dividend rights or other rights as a stockholder of the Company until the exercise of this Warrant.

SECTION 5.    MISCELLANEOUS.

5.1    Term.

(a) Term. Subject to the provisions of Section 1.7 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 5:00 PM, Eastern time, on the Expiration Date and shall be void thereafter. To the extent that the Fair Market Value exceeds the Warrant Price on the Expiration Date, then the Warrant shall be automatically deemed exercised as of such date in accordance with Section 1.2, with the Company’s obligation to deliver the underlying Shares being suspended as long as necessary (not to exceed 180 days) in order to comply with applicable beneficial ownership limitations set forth in Section 1.4.

5.2    Legends. Each certificate evidencing Shares shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND,

EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE COMMON STOCK ISSUED BY THE ISSUER TO [●] DATED [●], MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3    Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise of this Warrant may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

5.4    Transfer and Assignment Procedure. After receipt by Holder of the executed Warrant, Holder may transfer this Warrant to one or more of Holder’s affiliates (each, an “Holder Affiliate”), by execution of an Notice of Assignment substantially in the form of Appendix 2. Subject to the provisions of Section 5.3 and upon providing the Company with written notice and a duly executed assignment, Holder, any such Holder Affiliate and any subsequent Holder, may transfer this Warrant or the Shares issuable upon exercise of this Warrant to any other transferee, provided, however, in connection with any such transfer, the Holder Affiliate(s) or any subsequent Holder will give the Company notice with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

5.5    Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail (if an email address is specified herein) and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

[Holder] [Address] Attn: [●]
Email: [●]
Notice to the Company shall be addressed as follows until Holder receives notice of a change in address: INFINITY PHARMACEUTICALS, INC.
1100 Massachusetts Avenue, Floor 4
Cambridge, MA 02138 Attn: [●]

5.6    Waiver and Amendment. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.
5.7    Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8    Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.10    Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11    Business Days. “Business Day” means any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Massachusetts are authorized or required by law or other governmental action to close.

[Remainder of page left blank intentionally]
[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

INFINITY PHARMACEUTICALS, INC.
By:
Name:
(Print)
Title:

[BVF PARTNERS, L.P.]
By:
Name:
(Print)
Title:

[Signature Page to Warrant to Purchase Common Stock]

APPENDIX 1 NOTICE OF EXERCISE

1.    The undersigned Holder hereby exercises its right purchase    shares of the Common Stock of INFINITY PHARMACEUTICALS, INC. (the “Company”) in accordance with the Warrant No.     , and tenders payment of the aggregate Warrant Price for such shares as follows:

[    ]    check in the amount of $    payable to order of the Company enclosed herewith
[    ]    Wire transfer of immediately available funds to the Company’s account
[    ]    Cashless Exercise pursuant to Section 1.2 of the Warrant
[    ]    Other [Describe]

2.    Please issue a certificate or certificates representing the Shares in the name specified below:

Holder's Name

(Address)

3.    By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Common Stock as of the date hereof.

HOLDER:

By:
Name:
Title:
Date:

Appendix 1

APPENDIX 2
NOTICE OF ASSIGNMENT
For value received, [●] hereby sells, assigns and transfers unto

Name:	[TRANSFEREE]
Address:
Tax ID:

that certain Warrant to Purchase Common Stock issued by INFINITY PHARMACEUTICALS, INC. (the “Company”), on [●] (the “Warrant”) together with all rights, title and interest therein.

[●]
By:
Name:
Title:
Date:

By its execution below, and for the benefit of the Company, [TRANSFEREE] makes each of the representations and warranties set forth in Section 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[TRANSFEREE]
By:
Name:
Title:	]

Schedule 1